SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 PENN CAPITAL FUNDS, INC.
               (Name of registrant as Specified In Its Charter)

____________________________________________________________ (Name of
Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:______________________________________________

     2) Aggregate number of securities to which transaction applies:_______________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________________________
          ________________________________________________________

     4)   Proposed maximum aggregate value of transaction:________
          ________________________________________________________

     5)   Total fee paid:_________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:__________________________________

     2)   Form, Schedule or Registration Statement No.:____________
          _________________________________________________________

     3)   Filing Party:____________________________________________

     4)   Date Filed:______________________________________________

                           PENN CAPITAL FUNDS, INC.

                         216 Boulevard of the Allies
                             Pittsburgh, PA 15222

                                  NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 20, 1996



TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Penn Capital Funds, Inc. (the "Fund") will be held at the offices of the Fund's counsel, Pluumer, Beaman & DeWalt, L.L.P., 3800 Gulf Tower, 707 Grant Street, Pittsburgh, PA 15219, on Friday, May 20, 1996 at 11:00 a.m., Eastern time for the following purposes:

     1. To elect three (3) directors to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and have qualified;

     2. To approve the Advisory Agreement between the Asset Allocation Fund of the Fund and International Investments, Inc.;

     3. To approve the Fund's Distribution Plan and related
Distribution Assistance Agreement;

     4. To ratify the selection of McCurdy & Associates CPA's, Inc. as auditors of the Fund for the fiscal year ending September 30, 1996;

     5. To approve an amendment to the Fund's Restated Articles of Incorporation to change the name of the Fund to "Triumph Funds, Inc.";

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 29, 1996, the record date for this meeting, will be entitled to notice of and to vote at the meeting or any adjournments thereof. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. Sending in your proxy will not prevent you from personally voting your shares at the meeting since you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.

                              By order of the Board of Directors,


                              James M. Beimel, Jr., President


May  , 1996
Pittsburgh, Pennsylvania

                           PENN CAPITAL FUNDS, INC.

                           216 Boulevard of Allies
                             Pittsburgh, PA 15222


                               PROXY STATEMENT
          Annual Meeting of Shareholders to be held on May 20, 1996



     The enclosed proxy is being solicited by and on behalf of the Board of Directors of Penn Capital Funds, Inc. (the "Fund") for use at its Annual Meeting Of Shareholders to be held at the offices of its counsel, Plummer, Beaman & DeWalt, L.L.P., 3800 Gulf Tower, 707 Grant Street, Pittsburgh, Pennsylvania on May 20, 1996 at 11:00 am, Eastern time and at any adjournments thereof (the "Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     The Fund's investment adviser is Investments International, Inc., 100 South Ashley Drive, Suite 1260, Tampa, Florida 36602-5310. The Fund's principal distributor is Dunwoody Brokerage Services, Inc., 8309 Dunwoody Place, Atlanta, Georgia 30350-3307. The Fund's administrator is James M. Beimel, Jr., 216 Boulevard of the Allies, 6th Floor, Pittsburgh, Pennsylvania 15222, with American Data Services, Inc., 24 West Carver Street, Huntington, New York 11743 as sub-administrator.

     Whether you expect to be personally present at the Meeting or not, please complete, sign, date and return the accompanying form of proxy. Timely executed proxies will be voted as you instruct. If no choice is indicated, proxies will be voted FOR the election of the nominees for directors and FOR each of the proposals set forth in the Notice of Annual Meeting of Shareholders. If any nominee for Director should withdraw or otherwise become unavailable for election (something which the Board does not anticipate happening), your shares will be voted in favor of such other nominee or nominees as management may recommend. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving notice thereof to the Fund in writing (by subsequent proxy or otherwise), but if not so revoked, the shares represented by the proxy will be voted at the Meeting. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy.

     In the event that a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR any proposal for adjournment.

     Proxies will be solicited by mail, and certain officers of the Fund may solicit by telephone and personally. These officers will not be paid for these services. The cost of solicitation, including preparing, assembling and mailing the proxy material, will be borne by the Fund. The Notice of Annual Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy were first mailed to shareholders of the Fund on or about May , 1996.

     Only shareholders of record at the close of business on April 29, 1996 will be entitled to notice of and to vote at the Meeting. On
that date, there were issued and outstanding          shares of Common
Stock, without par value, of the Fund. The record holder of each outstanding share is entitled to one vote on all matters submitted to shareholders. As of the record date, no shareholder owned 5% or more of the outstanding shares of the Common Stock.

     Copies of the Fund's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders may request copies of those annual and semi-annual reports by writing the Fund at 216 Boulevard of the Allies, 6th Floor, Pittsburgh, PA 15222, or by calling 1-800-314-4339.



                          1.  ELECTION OF DIRECTORS

     Three directors are to be elected at the Meeting, each of whom is to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified. The table set forth below identifies the three nominees for election as directors of the Fund and provides information given as of April 1, 1996 as to the age, principal occupation and background for the last five years and the number of shares of the Fund beneficially owned by each person. All of the nominees for director have been appointed as directors since the beginning of the current fiscal year on October 1, 1995. The Board of Directors held one meeting during the fiscal year ended September 30, 1995 which was attended by Joseph Jacobs, the only current director who was a director at that time. The Board has not audit, nominating or similar committees. It is not expected that the Board will ordinarily consider nominees recommended by shareholders.

     Each nominees has consented to be named in this Proxy Statement and to serve if elected. In the election of directors, shareholders have the unconditional right of cumulative voting. This means that each shareholder will be entitled to as many votes as equals the number of shares registered in the shareholder's name multiplied by the number of directors to be elected at the Meeting. A shareholder may cast all of such votes for one nominee or distribute them among any two or more nominees. Directors are elected by a plurality of the votes cast by the holders of the Fund's Common Stock entitled to vote in the election of directors at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.
Consequently, any shares not voted (whether by abstention or otherwise) have no effect on the election of directors except to the extent the failure to vote for an individual results in that individual receiving a sufficient number of votes to be elected.

Name of Nominee*         Age       Principal Occupation

Kathleen A. Donnelly     35        Attorney in private practice

James M. Beimel, Jr.**   45        President of the Fund

Richard J. Kowalski      49        Chief Financial Officer, US Home
                                   Mortgage (mortgage broker)
                                   division of JMB Holdings, Inc.,
                                   a business holding company.


*All of the nominees are presently serving as directors of the Fund. Ms. Donnelly and Mr. Beimel since 1995 and Mr. Kowalski since April, 1996.
** This director is deemed to be an "interested person" of the Fund because he is an officer of the Fund.

     None of the nominees, nor any of the officers of the Fund, own any shares of the Fund.

     Ms. Donnelly has been in her present position since September, 1995. From May, 1995 to September, 1995, she was employed as an attorney at Penn Capital Management, Inc., Pittsburgh, Pennsylvania (a financial services holding company). From May, 1990 to May, 1995, she was employed by Equitable Resources, Inc., Pittsburgh, Pennsylvania (a natural gas utility holding company) as a budget analysis. Mr. Beimel has been consulting with the Fund on all aspects of its operations since August, 1995. From January, 1993 to August, 1995, he was employed by the Vanguard Group, Valley Forge, Pennsylvania, a major mutual fund group, where he worked primarily on marketing and related matters. From January, 1991 to January, 1993, he was employed by, and worked as a consultant in the area of financial management for Unisys, Inc., a major computer manufacturer located in Blue Bell, Pennsylvania. Mr. Kowalski has been in his present position since January, 1996. From July, 1993 to December, 1995, he was employed as an insurance agent with Menhorn Associates, Inc., an insurance agency located in Greensburg, Pennsylvania, and, starting in July, 1994 was also a registered representative with Penn Capital Financial Services, Inc., a stock broker located in Penn Hills, Pennsylvania. From July, 1992 to July, 1993, he was employed as an insurance agent by American General Life and Accident Company, an insurance company. Prior to that he was an insurance agent for Metropolitan Life Insurance Companies, an insurance company.


     During the fiscal year ended September 30, 1995, the Fund did not pay any directors' fees or reimburse director expenses. The Fund's standard arrangement with directors is to reimburse each director who is not an "interested person" of the Fund for expenses incurred in connection with attendance of meetings of the Board of directors and to pay each such director an annual fee of $2,000 and $250 for each meeting of the Board of Directors attended.

                              COMPENSATION TABLE

     The Fund has no employees and did not have any during the fiscal year ended September 30, 1995. As a result, during that year it paid no compensation to any officer or director of the Fund. The Fund, with the approval of the Board, including the approval of all of the independent directors, has entered into an Administrative Services Agreement with Mr. Beimel, the President of the Fund and a Director, pursuant to which Mr. Beimel will perform all the needed administrative services for the Fund (other than accounting services which are provided by American Data Services, Inc, ("ADS") under a separate agreement), including providing space for the Fund's offices in Pittsburgh. Mr. Beimel has entered into a sub-administrator agreement with ADS whereby it will perform certain of the administrative functions needed by the Fund. The total monthly fee for both Mr. Beimel and ADS under these agreements is the greater $5,000 (or $6,000 if the Fund adds another portfolio, as it is in the process of doing) or 1/12 of 0.5% of the combined average net assets of all of the funds offered by the Fund. The fees are subject to annual increase to reflect the Consumer Price Index for the Northeast region. Of the total fee amount, Mr. Beimel will receive each month minimum of $4,000 ($5,000 is there are two funds). Mr. Beimel and ADS will be reimbursed for their out-of-pocket expenses in connection with performing the agreements, other than those costs which Mr. Beimel has specifically agreed to pay pursuant to the Administrative Services Agreement. If and when a second fund is offered by the Fund, the costs of this Agreement will be split between the two funds based upon their proportional shares of the aggregate daily net assets of the Fund.

     The officers of the fund are elected annually by the Board of Directors. The officers of the Fund are Mr. Beimel (President) and Karl Beimel (Secretary-Treasurer), who is 26 and his brother.

     THE BOARD, INCLUDING THE INDEPENDENT BOARD MEMBERS, RECOMMEND THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.



                      2.  APPROVAL OF ADVISORY AGREEMENT
     Shareholders are being ask to approve International Investments, Inc. (the "Adviser") as the investment adviser to the Asset Allocation Fund and the related Advisory Agreement between the Adviser and the Fund. This change is necessitated by the fact that by letter dated October 5, 1995, Dollins Symons Management, Inc. ("Dollins Symons"), the previous adviser to the Asset Allocation Fund, exercised its option under the Investment Advisory Agreement dated February 22, 1994, between it and the Fund to terminate the agreement. That contract was approved by the shareholders of the Fund at a meeting held on July 29, 1994. During the fiscal year ended September 30, 1995, the Fund paid Dollins Symons a total of $5,132 in fees.

     Pending Shareholder approval, the Fund entered into the Advisory Agreement dated December 1, 1995 with the Adviser (the "New Agreement"). The Board's decision to hire the Adviser was based on two factors. First, the Board (and the Adviser) believes that the Adviser's approach to managing investments is very compatible with the investment objectives of the Asset Allocation Fund. The Adviser uses several mathematical models which it has developed to allocate investments. These models help the Adviser to decided when to switch the portfolio from a growth orientation to a value orientation. This frees the Adviser from being tied to one approach or the other, as many other funds are. This flexibility is in keeping with the investment philosophy of the Asset Allocation Fund. Second, the Fund's principal distributor, Dunwoody Brokerage Services, Inc. ("Dunwoody") is familiar with the Adviser and likes its approach to investing. The Board believes that it is very important for the principal distributor of a fund to believe in the investment approach of the investment adviser of any fund which it is trying to sell. If the brokers do not believe that the investment adviser will do a good job for a fund, they will not recommend that their clients invest in it. The Board believes that Dunwoody's familiarity with the Adviser will be very important in helping the Asset Allocation Fund to grow, which would reduce the Fund's current high expense ratio.

     The Adviser, which is located at 100 South Ashley Drive, Suite
1260, Tampa, Florida 36602-5310, was incorporated in 1989.   The
Adviser is wholly owned by John J. Bartoletta, who is its President and the principal manager of the Asset Allocation Fund's portfolio. From December, 1991 to the present he has worked for the Adviser. From February, 1991 to December, 1991, he worked as a pension consultant for The Hannah Group, Boston, Massachusetts. As of February 1, 1996, the Adviser managed or administered approximately $21 million in assets for various individual and institutional clients.

     Under the Advisory Agreement, a copy of which is attached hereto as Exhibit A, the Adviser, is to be paid an advisory fee at an annual rate of 1.00% of the average daily net asset value of the Asset Allocation Fund on the first $25 million of average daily net asset value; 0.75% on the next $75 million of average daily net asset value; and 5/8th of 1% on any amounts over $100 million in average daily net asset value. The previous investment adviser was being paid at a fee at an annual rate of 0.75% of the daily net assets of the Asset Allocation Fund, with a minimum monthly payment of $200. If the New Agreement had been in effect during the last fiscal year, the Adviser would have been paid a total of $5,295 in fees under it. With the exception of the change in fees structure, the New Agreement is substantially similar to the old agreement.

     The Advisory Agreement with the Adviser will remain in effect for two years and from year-to-year thereafter, as long as its continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund, and (ii) by the vote of a majority of the directors of the Fund who are not parties to the Advisory Agreement or interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval. The Adviser may terminate the Advisory Agreement by giving the Fund written notice at least 60 days prior to any anniversary date of it. The Advisory Agreement may also be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the Fund's shareholders, on sixty day's written notice to the Adviser. It will automatically terminate if it is assigned.

     The Advisory Agreement provides that the Adviser will not be liable to the Fund for any error of judgement or for any loss arising out of any investment or recommendation or out of any other act or omission in the performance of the Advisory Agreement, except for negligence, willful malfeasance, bad faith or violation of applicable law.

     The directors of the Adviser are: Dr. Peter Karas, Finance
Professor, University of Souther Florida; Dr. David Brown, Dean of the Business School, University of Florida; Richard Cope, Chief Executive Officer, Prudential Florida Realty; and James Harper, Chief Executive Officer, Accordia Insurance Company.

     Required Vote. Approval of Proposal 2 requires the affirmative vote of the lesser of (i) the majority of the Fund's shares entitled to vote or (ii) 67% of the shares present at the Meeting if more than 50% of the outstanding shares are present. The failure to vote (whether by broker non-vote or otherwise, except abstention), assuming more than 50% of the outstanding shares of the Fund are present, has the same effect as a vote against the proposal if (i) above is applicable and has no effect if (ii) above is applicable. In the event the new Advisory Agreement is not approved at the Meeting by the requisite majority, the Board of Directors will immediately enter into a new investment advisory agreement with the Adviser on an interim basis until presents to the shareholders for their approval another proposed investment advisory agreement, which presentation will be made as promptly as possible.

     THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2.



                3.  APPROVAL OF DISTRIBUTION PLAN AND RELATED
                      DISTRIBUTION ASSISTANCE AGREEMENT

     The shareholders are being asked to approve a new Distribution Plan (the "Plan") pursuant to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Rule") to replace the current plan with the Fund's former principal distributor. No money was ever spent under the old plan.

     The Board has adopted the Plan to permit the Fund to spend some money on activities which would otherwise be considered impermissible advertising activities under the Rule. Although the Board expects Dunwoody, as the new principal underwriter, to be the primary sales agency for the Fund and its series funds, it wants the flexibility to do some advertising on its own. Therefore, it is proposing that Mr. Beimel, as the Administrator of the Fund, be permitted to spend up to a specified amount of money to help market shares of the Fund. Because Mr. Beimel has a background in marketing mutual funds, the Board believes that he will be able to create and carry out an effective marketing plan, if the need arises.

      The Plan provides that Mr. Beimel, on behalf of the Fund, may incur certain costs relating to the distribution of the Fund's shares. Mr. Beimel is to be reimbursed by the Fund for these costs provided that the costs may not exceed 0.25% per annum of the Fund's daily net assets. The Plan is intended to benefit the Fund through increased sales of shares, thereby reducing the Fund's expense ratio and providing an asset size that allows the Adviser greater flexibility and more opportunity in its management. Amounts paid under the Plan and related Distribution Assistance Agreement are paid to Mr. Beimel to reimburse permitted expenses and may be spent by him on any activities or expenses primarily intended to result in the sale of the Fund's shares, including but not limited to, expenses of printing of prospectuses and reports for other than existing shareholders, advertising and preparation and distribution of sales literature. Distribution expenses incurred in a fiscal year which are in excess of the minimum amount permitted to be borne by the Fund under the Plan will be borne by Mr. Beimel (i.e., they cannot be carried forward and paid in a subsequent year). Further, the Plan does not permit expenses incurred in one year to be paid out of amounts authorized to be spent in another year.

     The Plan and related Distribution Assistance Agreement will continue in effect as long as their continuance is specifically approved at least annually by the Board of Directors, including the Directors of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the Plan or any agreement related thereto (the "Rule 12b-1 Directors"). The Plan may be terminated at any time by a vote of the Rule 12b-1 Directors or by a vote of a majority of the outstanding shares of the Fund. Any change in the Plan that would materially increase the distribution expenses of the Fund provided for in the Plan requires approval of the shareholders and the Board of Directors, including the Rule 12b-1 Directors. While the Plan is in effect, the selection and nomination of Directors who are not interested persons of the Fund will be committed to the discretion of the directors of the Fund who are not interested persons of the Fund. The Board of Directors must review the amount and purposes of expenditures pursuant to the Plan quarterly as reported to it by Mr. Beimel.

     Required Vote. Approval of Proposal 3 requires the affirmative vote of the lesser of (i) the majority of the Fund's shares entitled to vote or (ii) 67% of the shares present at the Meeting if more than 50% of the outstanding shares are present. The failure to vote (other than by Abstention) assuming more than 50% of the outstanding shares of the Fund are present, has the same effect a vote against the proposal if (i) above is applicable and has no effect if (ii) above is applicable.

     THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 3.



                  4.  RATIFICATION OF SELECTION OF AUDITORS

     Shareholders are being asked to ratify the Board's selection of McCurdy & Associates CPA's, Inc. ("Auditors") as auditors for the Fund for the fiscal year ending September 30, 1996. The Auditors are located at 27955 Clemens Road, Westlake, Ohio 44145.

     The Auditors audited the Fund's financial statements for the fiscal year ended September 30, 1995, as a result of the resignation of the previous auditors, McGladrey & Pullen, LLP, after the end of that fiscal year. Since the Auditors serve as the auditors for approximately 30 other investment companies, the Board believes they have the experience necessary to properly act as the Fund's auditors. The Fund also believes that use of the Auditors will result in a cost savings for the Fund. The reports of McGladrey & Pullen, LLP on the Fund's financial statements for its two most recent fiscal years prior to October 1, 1994 did not contain adverse opinions, disclaimers, qualifications or modifications of opinion. McGladrey & Pullen, LLP did not disagree during the two most recent fiscal years on any matter of accounting principles or practices, financial statement or disclosure, auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on those financial statements.

     Representatives of the Auditors are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matters arise requiring their presence. The Auditors have informed the Fund that they have no material direct or indirect financial interest in the Fund.

     The persons named in the accompanying proxy will vote FOR ratification of the selection of the Auditors unless contrary instructions are given.

     Required Vote. Approval of Proposal 4 requires a majority of the votes cast with respect to Proposal 4 at the Meeting, provided a quorum is present.

     THE BOARD, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.



                      5. PROPOSED AMENDMENT TO RESTATED
                          ARTICLES OF INCORPORATION

     The shareholders are being asked to approve an amendment to the Fund's Restated Articles of Incorporation which would change the name of the Fund to "Triumph Funds, Inc." This amendment was been approved by the Board at a meeting held on April 1, 1996.

     The Board believes that a change in the Fund's name would be beneficial because there are several companies located in Pennsylvania which are involved in the financial services area and which have the words "Penn Capital" or something very similar in their name or call themselves Penn Capital as a shortened form of their full legal name. Since the Fund has no connection with any of these companies, the Board feels that adopting a new name would enable it to avoid any confusion as to any possible relationship with any of these other companies.

     The full text of the proposed amendment is as follows: "Article I of the Corporation's Restated Articles of Incorporation is hereby amended to read in full as follows: 'The name of the corporation
(hereinafter called "Corporation") is: Triumph Funds, Inc.'"

     Required Vote. Approval of proposal 5 requires the affirmative vote of an majority of the Fund's outstanding shares of Common Stock entitled to vote at the Meeting. Any shares not voted at the Meeting (whether by broker non-vote or otherwise, except abstention), will have no impact on the vote. If adopted, the amendment would become effective upon being filed with the Secretary of State of the Commonwealth of Pennsylvania.

     THE BOARD, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 5.



                              6.  OTHER MATTERS

     The Board of Directors of the Fund knows of no other matters that may come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.



                            SHAREHOLDER PROPOSALS

     Any shareholder proposals to be presented at the 1997 annual meeting of shareholders must be received at the executive offices of the Fund on or before September 19, 1996. Notwithstanding the foregoing, the Fund is not required to include a shareholder proposal in its proxy statement unless the shareholder has complied with the requirements of Rule 14a-8 under the Securities Act of 1934, as amended.

                                            By Order Of The Board Of Directors


                                             James M. Beimel, Jr.
                                             President

Pittsburgh, Pennsylvania
May   , 1996

                                                                     Exhibit A

                              ADVISORY CONTRACT


     THIS AGREEMENT made this 1st day of December, 1995, by and between INTERNATIONAL INVESTMENTS, INC., a/k/a ADS/INTERNATIONAL INVESTMENTS, a Florida corporation, (hereinafter referred to as the "Adviser"), and PENN CAPITAL FUNDS, INC. a Pennsylvania corporation (hereinafter referred to as the "Fund").

     WHEREAS, the Fund is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the U.S. Securities and Exchange Commission; and

     WHEREAS, the Adviser is in the business of rendering investment advisory, statistical and research services, and is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Investment Adviser's Act of 1940, as amended; and

     WHEREAS, the parties desire to provide for continuing services by the Adviser to the Fund pursuant to the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     1. The Fund hereby retains and appoints the Adviser as its investment adviser and portfolio manager to render research, statistical and advisory services to the Fund, and to supervise the investments of the Fund for the period and upon the terms herein set forth, subject to the direction and control of the Board of Directors of the Fund. The Advisor accepts such employment and agrees during such period to render the services and to assume the obligation herein set forth for the compensation herein provided.

     2. The Adviser in its supervision of the investments of the Fund will be guided by the Fund's fundamental investment policies and the provisions and restrictions contained in the Charter and By-Laws of the Fund as set forth in the Fund's registration statement, and exhibits thereto, as may be filed with the U.S. Securities and Exchange Commission (the "Commission"), all subject to the applicable provisions of the Investment Company Act of 1940, as amended (the "Act").

     3. The Fund will pay and is solely responsible for its own expenses including, without limitation, interest charges, taxes, costs of purchasing and selling securities for its portfolio, rent expenses of redemption of shares, auditing and legal expenses; expenses attributable to printing prospectuses directors' fees and expenses necessarily incurred by a director in attendance at directors' meeting; expenses of administrative personnel and administrative series, custodian fees; fees of transfer agents, registrar and dividend disbursing agents; the cost of stock certificates and corporate reports; all other printing expenses; costs in connection with Board of Director's meetings and the annual or special meetings of shareholders, including proxy material preparation and distribution, filing fees, dues, insurance premiums, miscellaneous management and operating expenses and expenses of an extraordinary and nonrecurring nature.

     In no event shall the Adviser be responsible for the payment or reimbursement of any Fund expense of any king what-so-ever.

     4. Fund Management is solely responsible for the day-to-day operations of the Fund, maintaining compliance with the Securities Act of 1933, the Investment Company Act of 1940, Section 851 of the Internal Revenue Code of 1986, as amended, and any law or regulation of any governmental agency having jurisdictional over the Fund. The Adviser shall be held harmless and the Fund will indemnify the Adviser for any fines or damages that may be levied or charged to the Adviser and for any expenses incurred by the Adviser, including but not limited to legal fees, that may arise as a result of any violation or error committed by Fund Management to any party.

     5. Subject to the provision of Paragraph 7 hereof, the Fund agrees to pay to the Adviser for its services rendered during the preceding month thereunder on the first business day each month during the term of the Agreement a cash fee in an amount determined by applying the following monthly rates to the average daily net asset value of the Fund during the preceding month, determined in the manner used for the determination of the offering price of the Fund's shares:

                         Equivalent               Average Daily
Monthly Rate             Annual Rate             Net Asset Values

1/12 of 1%                    1%                  On the first
                                                   $25 million

1/16 of 1%                3/4 of 1%               On the next
                                                   $75 million

5/96 of 1%                5/8 of 1%               On amounts over
                                                   $100 million

     6. The term of this Agreement shall begin on the date first above written and shall continue in effect for two years from that date and from year-to-year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if; (a) such continuation shall be specifically approved at least annually by the vote of a majority of the directors who are not parties to such contract or interested persons of any such party to such contract (other than as directors of the Fund) cast in person at a meeting called for that purpose, or by a vote of the majority of the outstanding voting securities of the Fund, and (b) the Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year hereafter that it does not desire such continuation.

     7. Notwithstanding anything to the contrary herein, the Agreement may be terminated at any time, without the payment of any penalty, by the directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days written notice to the Adviser.

     8. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

     9. The Adviser may employ or contract with such other person or persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement; provided, however, that to the extent that any such employment or contract constitutes such other person or persons, corporation or corporations to be an investment adviser to the Fund within the meaning of the 1940 Act, such employment or contracts shall be subject to the approval of the Fund's shareholders in the manner provided by such Act, prior to its effectiveness.

     10. The adviser shall not be liable to the Fund for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed on it by this Agreement.

     11. The services of the Adviser herein provided are not to be deemed exclusive and, so long as its services hereunder shall not be impaired thereby, should the Adviser so desire, it may sponsor, promote, and provide investment advisory and management series to one or more investment companies other than the Fund.

     12. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved by the vote of a majority of directors of the Fund, including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as directors of the Fund) cast in person at a meeting called for that purpose.

     IN WITNESS WHEREOF, the parties have caused this Investment
Advisory Contract to be executed on their behalf by their duly authorized officers and their corporate seals to be affixed hereto as of the date first above written.

The Adviser:                       The Fund:
INTERNATIONAL INVESTMENTS, INC.    PENN CAPITAL ASSET
                                   ALLOCATION FUND


By:_/s/ John J. Bartoletta___ By:_/s/ Karl T. Beimel____________
   John J. Bartoletta, President      Karl T. Beimel

                           PENN CAPITAL FUNDS, INC.

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 20, 1996

                                  PROXY CARD

     The undersigned constitutes and appoints JAMES M. BEIMEL, JR. and KATHLEEN A DONNELLY, and each of them with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Common Stock of Penn Capital Funds, Inc. (the "Fund") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at 3800 Gulf Tower, 707 Grant Street, Pittsburgh, Pennsylvania 15219, on Friday, the 20th of May, 1996, at 11:00 a.m., local time, and at any adjournment thereof:

     The shares represented by this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, the shares represented by this proxy will be voted FOR the election of the nominees proposed by the Board of Directors and FOR Items 2, 3, 4, and
5. Shares to be voted FOR the election of the nominees proposed by the Board of Directors may be voted cumulatively in the discretion of the Proxies, for any nominees other than nominees with respect to whom authority to vote FOR has been withheld.

1. Election of Directors   FOR all nominees     WITHHOLD authority
                           listed below         to vote for all
                           (except as marked    nominees listed
                           to the contrary      below.
                           below).

     Kathleen A. Donnelly, Richard Kowalski and James M. Beimel,
     Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


_________________________________________________________________

2. Proposal to approve the Advisory Agreement between the Fund and International Investment, Inc.

     ___  For       ___ Against         ___ Abstain

3.   Proposal to approve the Fund's Distribution Plan and related
     Distribution Assistance Agreement.

     ___  For       ___ Against         ___ Abstain

4.   Proposal to ratify the appointment of McCurdy & Associates CPA's,
     Inc.

     ___  For       ___ Against         ___ Abstain

5. Proposal to approve an amendment to the Fund's Restated Articles of Incorporation to change its name to Triumph Funds, Inc.

     ___  For       ___ Against         ___ Abstain

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5 and 6.

                              The undersigned acknowledges receipt
                              of the Notice of said Annual Meeting
                              and the accompanying Proxy Statement.

                              Dated:  _______________, 19__

                              Signed: _____________________________
                                      _____________________________
                                            (Please print name)

                              NOTE:  Please sign exactly as your name
                              appears on your stock certificate.
                              Joint owners should each sign
                              personally.  A corporation should sign
                              full corporate name by duly authorized
                              officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                   OF DIRECTORS OF PENN CAPITAL FUNDS, INC.